Exhibit 99.1


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TANDEM COMPUTERS INCORPORATED AND SUBSIDIARIES

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                                                       September 30,
                                                           1996                       December 31, 1996
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                                                                           Historical
                                                        Historical       Consolidated                            Pro-Forma
                                                       Consolidated      Balance Sheet     Pro-Forma           Consolidated
(In thousands except per share amount)                 Balance Sheet      (Unaudited)     Adjustments          Balance Sheet
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                          Assets
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
Current assets
Cash and equivalents                                      $   87,813       $  128,326       $  93,200  (a)      $  221,526
Accounts receivable, net                                     475,464          399,510                              399,510
Current portion of lease receivables                          74,624           75,738                               75,738
Inventories                                                  115,320          119,140                              119,140
Prepaid expenses and other                                    43,749           65,307          11,800  (a)          77,107
Net current assets of discontinued operations                 62,593           60,985         (60,985) (d)              --
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Total current assets                                         859,563          849,006          44,015              893,021
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Property, plant, and equipment, at cost                    1,246,950        1,255,413                            1,255,413
Accumulated depreciation and amortization                   (696,140)        (721,634)                            (721,634)
Net property, plant, and equipment of discontinued
  operations                                                  30,402           29,533         (29,533) (d)              --
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Net property, plant, and equipment                           581,212          563,312         (29,533)             533,779
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Lease receivables                                             86,618           91,214                               91,214
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Other assets                                                 217,580          230,311           1,600  (b)         231,911
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Total assets                                              $1,744,973       $1,733,843       $  16,082           $1,749,925
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          Liabilities and stockholders' investment
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Current liabilities
Accounts payable                                          $  135,821       $  133,099                           $  133,099
Accrued liabilities                                          353,765          326,213       $  13,096  (c)         339,309
Current maturities of long-term obligations                   93,740           91,195                               91,195
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Total current liabilities                                    583,326          550,507          13,096              563,603
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Long-term obligations                                         75,225           77,171                               77,171
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Stockholders' investment
Common Stock $.025 par value, authorized 400,000
  shares, outstanding 122,020 shares at December 31
  and 121,318 shares at September 30                           3,033            3,050                                3,050
Additional paid-in capital                                   710,264          717,474                              717,474
Retained earnings                                            420,363          432,043           2,986              435,029
Accumulated translation adjustments                            3,629            4,460                                4,460
Treasury stock, at cost                                      (50,867)         (50,862)                             (50,862)
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Total stockholders' investment                             1,086,422        1,106,165           2,986            1,109,151
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Total liabilities and stockholders' investment            $1,744,973       $1,733,843        $ 16,082           $1,749,925
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(a)  Represents sale proceeds of $118 million (cash and escrow deposit) received by the Company at closing, less $13 million estimated cash disbursements to or on behalf of UB Networks between the effective date and January 17, 1997.

(b)  Represents miscellaneous assets UB Networks retained by the Company.

(c) Represents estimated net liability for UB Networks employee transition arrangements and other costs and expenses related to the transaction.

(d)  Represents elimination of the net assets of UB Networks.

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